100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699
www.bakerdonelson.com

May 30, 2019

Griffin Capital Essential Asset REIT II, Inc.
1520 E. Grand Avenue
El Segundo, California 90245

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on Form S‑8 (the “Registration Statement”) of 9,935,314 shares (the “Shares”) of the Company’s Class E Common Stock, par value $0.001 per share, to be issued under the Griffin Capital Essential Asset REIT II, Inc. Employee and Director Long-Term Incentive Plan (the “Plan”). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.
In our capacity as counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
A.the Registration Statement;
B.the Plan;
C.the charter of the Company, certified on the date hereof as being a true, correct and complete copy thereof by the Secretary of the Company (the “Charter Documents”);
D.the Bylaws of the Company, as amended by Amendment No. 1 to Bylaws, effective as of April 30, 2019, certified on the date hereof as being a true, correct and complete copy thereof by the Secretary of the Company (the “Bylaws”);
E.resolutions adopted by the Board of Directors of the Company (the “Board”) approving and adopting the Plan and related matters (the “Resolutions”);
F.a certificate of the Company regarding certain matters related to the Plan, the Registration Statement, and future issuances of Shares under the Plan (the “Certificate”);
G.a certificate of the Maryland State Department of Assessments and Taxation dated May 30, 2019 to the effect that the Company is duly incorporated and existing under the

4824-1945-6407v2

Griffin Capital Essential Asset REIT II, Inc.
May 30, 2019

laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and
H.such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.
In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents reviewed by us; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we reviewed or relied upon are accurate and complete; (v) that the Charter Documents, the Bylaws and the Resolutions have not been amended or rescinded; and (vi) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons.

We have also assumed that: (i) the issuance and terms of the securities that are exercisable or convertible into Shares and the Shares to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter Documents, and the Bylaws; (ii) the consideration received by the Company for the Shares, including the exercise price of any stock options issued under the Plan, will have a value of not less than $0.001 per Share; (iii) the Resolutions, and any resolutions of the Board or any authorized committee thereof authorizing the Company to issue and sell any Shares or securities exercisable for or convertible into Shares are, and will be, in full force and effect at all times at which any Shares are issued by the Company; (iv) no Shares will be issued until the Registration Statement has become effective and the Registration Statement and any amendment thereto will remain effective at the time any Shares are issued; (v) at the time of the issuance of the Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such Shares are issued; (vi) none of the Shares will be issued in violation of the restrictions on transfer and ownership set forth in Article VI of the Charter Documents; (vii) upon the issuance of any Shares, the total number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents; (viii) the Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued; (ix) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient; and (x) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or

4824-1945-6407v2

Griffin Capital Essential Asset REIT II, Inc.
May 30, 2019

representatives of the Company, including certifications made in the Certificate, and (c) in any documents we have reviewed, are accurate, true, correct and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, the Certificate and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.
Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable.
The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein is limited to the matters set forth herein and is given on the date hereof, such opinion is rendered only with respect to facts existing on the date hereof and concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof. No other opinion should be inferred or implied beyond the matters expressly stated herein.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
corporation

By:    /s/ Kenneth B. Abel
Kenneth B. Abel
Authorized Representative

4824-1945-6407v2